EXHIBIT 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY REPORTS FISCAL 2020 SECOND-QUARTER RESULTS

Increases Quarterly Dividend

MONROE, Mich., November 20, 2019--La-Z-Boy Incorporated (NYSE: LZB) today reported its operating results for the fiscal 2020 second quarter ended October 26, 2019.

Fiscal 2020 second quarter versus Fiscal 2019 second quarter:

•	Consolidated sales for the second quarter increased 1.8% to $447.2 million

◦	La-Z-Boy Furniture Galleries® stores:

▪	Written same-store sales for the La-Z-Boy Furniture Galleries® network increased 3.5%

▪	Delivered same-store sales for the company-owned Retail segment increased 5.0%

•	Consolidated operating margin:

◦	GAAP: 6.6% versus 6.5%

◦	Non-GAAP*: 7.5% versus 7.3%

•	Net income attributable to La-Z-Boy Incorporated per diluted share (“EPS”):

◦	GAAP: $0.48 versus $0.42

◦	Non-GAAP*: $0.52 versus $0.48

▪
Fiscal 2020 excludes a $0.03 charge for purchase accounting, a $0.04 charge related to the company’s supply chain optimization initiative, and a $0.03 benefit related to the fiscal 2019 termination of the company's defined benefit pension plan

▪	Fiscal 2019 excludes a $0.06 charge for purchase accounting

•	Cash generated from operating activities was $34.4 million and the company returned $16.9 million to shareholders through share purchases and dividends

Kurt L. Darrow, Chairman, President and Chief Executive Officer of La-Z-Boy, said, “As evidenced by solid written same-store sales across the La-Z-Boy Furniture Galleries® network and the sixth consecutive quarter of delivered same-store sales growth for our company-owned Retail segment, the La-Z-Boy brand continues to exhibit strength and relevance in today's challenging home furnishings environment. For the period, we increased consolidated operating margin led by double-digit profitability in the Upholstery segment, and generated strong cash flow and returns to shareholders. Additionally, our Board of Directors declared a regular quarterly dividend of $0.14 per share, an increase of 8%, demonstrating its confidence in our various growth strategies to further solidify our position in the marketplace and continue to deliver returns to shareholders."

Consolidated sales in the second quarter of fiscal 2020 increased 1.8% to $447.2 million, led by growth in the Retail segment. Consolidated GAAP operating margin increased to 6.6% versus 6.5% in the prior-year quarter. Non-GAAP operating margin increased to 7.5% in the current-year quarter versus 7.3% in last year’s second quarter, reflecting improvement in the Upholstery and Retail segments. Non-GAAP results exclude $1.4 million of purchase accounting charges and $2.8 million of expenses related to the company’s supply chain optimization initiative announced in August.

For the quarter, sales in the company’s Upholstery segment increased 1.2% to $320.9 million. GAAP operating margin was 10.0% compared with 10.1% in last year’s second quarter, and non-GAAP operating margin increased to 10.9% versus 10.2%, excluding a $2.8 million charge for costs related to the supply chain optimization initiative. In the Casegoods segment, sales decreased 6.3% to $29.4 million, reflecting industry challenges and the impact of tariffs on the occasional table business, as well as a delay on goods from one supplier. Operating margin was 7.5% compared with 12.0% in the prior-year period.

Sales in the Retail segment increased 6.2% to $148.4 million in the second quarter of fiscal 2020. GAAP operating margin for the Retail segment improved to 5.7% from 4.7% in last year’s second quarter. Non-GAAP operating margin increased to 5.8% in the current-year quarter from 5.4% in last year’s second quarter, and excluded purchase accounting charges in each period related to store acquisitions. Operating margin improvement was driven primarily by higher volume. On the core base of 153 company-owned stores in last year’s second quarter, delivered same-store sales increased 5.0%, reflecting improved traffic trends and continued strong execution at the store level.

Sales for Joybird (reported in the Corporate & Other segment) increased 11.9% to $20.8 million. Joybird improved its gross margin but posted a higher operating loss than in the prior-year quarter, reflecting ongoing investments related to customer acquisition, partially offset by supply chain synergies. The company continues to be optimistic about Joybird’s prospects to add long-term value and expects it to be profitable in the fiscal 2020 fourth quarter, excluding purchase accounting adjustments.

GAAP EPS was $0.48 for the fiscal 2020 second quarter versus $0.42 in the prior-year quarter. Non-GAAP EPS was $0.52 versus $0.48 in last year’s second quarter, with the fiscal 2020 second quarter excluding a $0.03 per share charge for purchase accounting, a $0.04 per share charge related to the company’s recently announced supply chain optimization initiative, and a $0.03 per share benefit related to the fiscal 2019 termination of the company's defined benefit pension plan. Fiscal 2019 non-GAAP results excluded a $0.06 per share charge for purchase accounting.

Balance Sheet and Cash Flow

For the second quarter, the company generated $34.4 million in cash from operating activities, and ended the quarter with $119.5 million in cash, cash equivalents, and restricted cash, and $33.2 million in investments to enhance returns on cash. During the period, the company invested $10.7 million in the business through capital expenditures, paid $6.0 million in dividends, and spent $10.9 million purchasing 0.3 million shares of stock in the open market under its existing authorized share purchase program, leaving 5.2 million shares of purchase availability in the program.

Dividend

On November 20, 2019, the Board of Directors declared a regular quarterly dividend to shareholders of $0.14 per share, an increase of 8% over the prior quarter. The dividend will be paid on December 13, 2019, to shareholders of record as of December 2, 2019.

*Non-GAAP amounts for the second quarter of fiscal 2020 exclude: pre-tax purchase accounting charges related to the acquisitions completed in prior periods totaling $1.6 million, or $0.03 per diluted share, with $1.4 million included in operating income and $0.2 million included in interest expense; a pre-tax charge of $2.8 million, or $0.04 per diluted share, related to the company’s supply chain optimization initiative, including the closure of the company’s Redlands, California upholstery manufacturing facility and relocation of its Newton, Mississippi leather cut-and-sew operations; and $1.9 million in pre-tax income related to the 2019 termination of the company's defined benefit pension plan. Non-GAAP amounts for the second quarter of fiscal 2019 exclude pre-tax purchase accounting charges of $3.9 million, or $0.06 per diluted share, with $3.7 million included in operating income and $0.2 million included in interest expense.

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating Non-GAAP measures used in this press release and a reconciliation to the applicable GAAP measure.

Conference Call

La-Z-Boy will hold a conference call with the investment community on Thursday, November 21, 2019, at 8:30 a.m. eastern time. The toll-free dial-in number is 844.602.0380; international callers may use 862.298.0970.

The call will be webcast live, with corresponding slides, and archived on the Internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at 877.481.4010 and to international callers at 919.882.2331. Enter Replay Passcode: 56776. The webcast replay will be available for one year.

Forward-looking Information

This news release contains, and oral statements made from time to time by representatives of La‑Z‑Boy may contain, “forward-looking statements.” With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Actual results could differ materially from those we anticipate or project due to a number of factors, including: (a) changes in consumer confidence and demographics; (b) the possibility of a recession; (c) changes in the real estate and credit markets and their effects on our customers, consumers and suppliers; (d) international political unrest, terrorism or war; (e) volatility in energy and other commodities prices; (f) the impact of logistics on imports and exports; (g) tax rate, interest rate, and currency exchange rate changes; (h) changes in the stock market impacting our profitability and our effective tax rate; (i) operating factors, such as supply, labor or distribution disruptions (e.g. port strikes); (j) changes in legislation, including the tax code, or changes in the domestic or international regulatory environment or trade policies, including new or increased duties, tariffs, retaliatory tariffs, trade limitations and termination or renegotiation of bilateral and multilateral trade agreements impacting our business; (k) adoption of new accounting principles; (l) fires, severe weather or other natural events such as hurricanes, earthquakes, flooding, tornadoes and tsunamis; (m) our ability to procure, transport or import, or material increases to the cost of transporting or importing, fabric rolls, leather hides or cut-and-sewn fabric and leather sets domestically or abroad; (n) information technology conversions or system failures and our ability to recover from a system failure; (o) effects of our brand awareness and marketing programs; (p) the discovery of defects in our products resulting in delays in manufacturing, recall campaigns, reputational damage, or increased warranty costs; (q) litigation arising out of alleged defects in our products; (r) unusual or significant litigation; (s) our ability to locate new La-Z-Boy Furniture Galleries® stores (or store owners) and negotiate favorable lease terms for new or existing locations; (t) the ability to increase volume through our e-commerce initiatives; (u) the impact of potential goodwill or intangible asset impairments; and (v) those matters discussed in Item 1A of our fiscal 2019 Annual Report on Form 10-K and other factors identified from time to time in our reports filed with the Securities and Exchange Commission

(the “SEC”). We undertake no obligation to update or revise any forward-looking statements, whether to reflect new information or new developments or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The La-Z-Boy Upholstery segment companies are England and La-Z-Boy. The Casegoods segment consists of three brands: American Drew®, Hammary®, and Kincaid®. The company-owned Retail segment includes 155 of the 353 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 353 stand-alone La-Z-Boy Furniture Galleries® stores and 559 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, Non-GAAP income before income taxes, Non-GAAP net income attributable to La-Z-Boy Incorporated and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share, each of which exclude purchase accounting charges, charges for our supply chain optimization initiative, and impacts from terminating the company's defined benefit pension plan. The purchase accounting charges may include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration. The charges for our supply chain optimization initiative may include severance costs, accelerated depreciation expense, costs to relocate equipment and inventory, as well as other costs related to the closure and relocation of certain manufacturing operations. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures excluding purchase accounting charges and charges for the company’s supply chain optimization initiative will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, the charges related to the company’s supply chain optimization initiative are dependent on the timing, size, number and nature of the operations being moved or closed, and the charges may not be incurred on a predictable cycle. Management also excludes impacts from the termination of the company’s defined benefit pension plan when assessing the company’s operating and financial performance due to the one-time nature of the transaction. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

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LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands, except per share data)	10/26/19	10/27/18	10/26/19	10/27/18
Sales	$447,212	$439,333	$860,845	$824,028
Cost of sales	264,823	264,928	510,744	501,101
Gross profit	182,389	174,405	350,101	322,927
Selling, general and administrative expense	152,788	145,905	297,078	271,267
Operating income	29,601	28,500	53,023	51,660
Interest expense	(308)	(501)	(626)	(605)
Interest income	522	392	1,249	994
Other income (expense), net	1,368	(1,997)	608	(1,105)
Income before income taxes	31,183	26,394	54,254	50,944
Income tax expense	8,279	6,045	13,362	11,644
Net income	22,904	20,349	40,892	39,300
Net income attributable to noncontrolling interests	(311)	(337)	(230)	(985)
Net income attributable to La-Z-Boy Incorporated	$22,593	$20,012	$40,662	$38,315

Basic weighted average common shares	46,551	46,888	46,686	46,802
Basic net income attributable to La-Z-Boy Incorporated per share	$0.48	$0.43	$0.87	$0.82

Diluted weighted average common shares	46,879	47,259	47,010	47,219
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.48	$0.42	$0.86	$0.81

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	10/26/19	4/27/19
Current assets
Cash and equivalents	$117,569	$129,819
Restricted cash	1,972	1,968
Receivables, net of allowance of $2,273 at 10/26/19 and $2,180 at 4/27/19	155,086	143,288
Inventories, net	205,124	196,899
Other current assets	81,838	69,144
Total current assets	561,589	541,118
Property, plant and equipment, net	210,400	200,523
Goodwill	185,123	185,867
Other intangible assets, net	29,458	29,907
Deferred income taxes - long-term	20,911	20,670
Right of use lease asset	302,300	—
Other long-term assets, net	82,547	81,705
Total assets	$1,392,328	$1,059,790

Current liabilities
Current portion of long-term debt	$—	$180
Accounts payable	71,852	65,365
Lease liability, short-term	64,024	—
Accrued expenses and other current liabilities	181,730	173,091
Total current liabilities	317,606	238,636
Long-term debt	—	19
Lease liability, long-term	252,456	—
Other long-term liabilities	111,524	124,159
Shareholders’ equity
Preferred shares - 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 46,439 outstanding at 10/26/19 and 46,955 outstanding at 4/27/19	46,439	46,955
Capital in excess of par value	314,239	313,168
Retained earnings	336,989	325,847
Accumulated other comprehensive loss	(2,468)	(3,462)
Total La-Z-Boy Incorporated shareholders’ equity	695,199	682,508
Noncontrolling interests	15,543	14,468
Total equity	710,742	696,976
Total liabilities and equity	$1,392,328	$1,059,790

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
(Unaudited, amounts in thousands)	10/26/19	10/27/18
Cash flows from operating activities
Net income	$40,892	$39,300
Adjustments to reconcile net income to cash provided by (used for) operating activities
Gain on disposal of assets	(283)	(72)
Change in deferred taxes	273	1,572
Provision for doubtful accounts	350	315
Depreciation and amortization	14,936	15,541
Equity-based compensation expense	4,707	5,679
Pension plan contributions	—	(7,000)
Change in receivables	(12,722)	122
Change in inventories	(7,645)	(15,037)
Change in other assets	28,136	(15,781)
Change in payables	3,854	6,034
Change in other liabilities	(18,796)	15,411
Net cash provided by operating activities	53,702	46,084

Cash flows from investing activities
Proceeds from disposals of assets	88	256
Proceeds from insurance	1,018	114
Capital expenditures	(22,949)	(26,926)
Purchases of investments	(17,798)	(5,193)
Proceeds from sales of investments	13,171	7,754
Acquisitions	(5,875)	(78,145)
Net cash used for investing activities	(32,345)	(102,140)

Cash flows from financing activities
Net proceeds from credit facility	—	35,000
Payments on debt and finance lease liabilities	(95)	(116)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	571	4,039
Purchases of common stock	(23,167)	(11,610)
Dividends paid	(12,151)	(11,278)
Net cash (used for) provided by financing activities	(34,842)	16,035

Effect of exchange rate changes on cash and equivalents	1,239	(982)
Change in cash, cash equivalents and restricted cash	(12,246)	(41,003)
Cash, cash equivalents and restricted cash at beginning of period	131,787	136,871
Cash, cash equivalents and restricted cash at end of period	$119,541	$95,868

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$5,805	$4,442

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/26/19	10/27/18	10/26/19	10/27/18
Sales
Upholstery segment:
Sales to external customers	$253,249	$254,028	$484,016	$494,082
Intersegment sales	67,606	63,065	130,255	116,409
Upholstery segment sales	320,855	317,093	614,271	610,491

Casegoods segment:
Sales to external customers	23,972	26,242	45,978	50,645
Intersegment sales	5,418	5,135	10,547	9,118
Casegoods segment sales	29,390	31,377	56,525	59,763

Retail segment sales	148,404	139,686	291,400	258,914

Corporate and Other:
Sales to external customers	21,587	19,377	39,451	20,387
Intersegment sales	2,724	3,001	5,412	5,856
Corporate and Other sales	24,311	22,378	44,863	26,243

Eliminations	(75,748)	(71,201)	(146,214)	(131,383)
Consolidated sales	$447,212	$439,333	$860,845	$824,028

Operating Income (Loss)
Upholstery segment	$32,080	$32,152	$58,347	$56,036
Casegoods segment	2,205	3,761	4,802	6,841
Retail segment	8,412	6,563	16,889	11,021
Corporate and Other	(13,096)	(13,976)	(27,015)	(22,238)
Consolidated operating income	$29,601	$28,500	$53,023	$51,660

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Six Months Ended
(Amounts in thousands, except per share data)	10/26/19	10/27/18	10/26/19	10/27/18
GAAP gross profit	$182,389	$174,405	$350,101	$322,927
Add back: Purchase accounting charges - incremental expense upon the sale of inventory acquired at fair value	198	2,448	315	2,491
Add back: Supply chain optimization initiative	2,754	—	4,262	—
Non-GAAP gross profit	$185,341	$176,853	$354,678	$325,418

GAAP SG&A	$152,788	$145,905	$297,078	$271,267
Less: Purchase accounting charges - amortization of intangible assets and retention agreements	(1,191)	(1,238)	(2,383)	(1,341)
Non-GAAP SG&A	$151,597	$144,667	$294,695	$269,926

GAAP operating income	$29,601	$28,500	$53,023	$51,660
Add back: Purchase accounting charges	1,389	3,686	2,698	3,832
Add back: Supply chain optimization initiative	2,754	—	4,262	—
Non-GAAP operating income	$33,744	$32,186	$59,983	$55,492

GAAP income before income taxes	$31,183	$26,394	$54,254	$50,944
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	1,555	3,875	3,057	4,020
Add back: Supply chain optimization initiative	2,754	—	4,262	—
Less: Pension termination refund	(1,900)	—	(1,900)	—
Non-GAAP income before income taxes	$33,592	$30,269	$59,673	$54,964

GAAP net income attributable to La-Z-Boy Incorporated	$22,593	$20,012	$40,662	$38,315
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	1,555	3,875	3,057	4,020
Less: Tax effect of purchase accounting	(413)	(887)	(753)	(921)
Add back: Supply chain optimization initiative	2,754	—	4,262	—
Less: Tax effect of supply chain optimization initiative	(731)	—	(1,050)	—
Less: Pension termination refund	(1,900)	—	(1,900)	—
Add back: Tax effect of pension termination refund	504	—	468	—
Non-GAAP net income attributable to La-Z-Boy Incorporated	$24,362	$23,000	$44,746	$41,414

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.48	$0.42	$0.86	$0.81
Add back: Purchase accounting charges, net of tax, per share	0.03	0.06	0.05	0.07
Add back: Supply chain optimization initiative, net of tax, per share	0.04	—	0.07	—
Less: Pension termination refund, net of tax, per share	(0.03)	—	(0.03)	—
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.52	$0.48	$0.95	$0.88

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended
(Amounts in thousands)	10/26/19	% of sales	10/27/18	% of sales
GAAP operating income (loss)
Upholstery segment	$32,080	10.0%	$32,152	10.1%
Casegoods segment	2,205	7.5%	3,761	12.0%
Retail segment	8,412	5.7%	6,563	4.7%
Corporate and Other	(13,096)	N/M	(13,976)	N/M
GAAP Consolidated operating income	$29,601	6.6%	28,500	6.5%

Purchase accounting and supply chain optimization initiative affecting operating income
Upholstery segment	$2,808		$101
Casegoods segment	—		—
Retail segment	198		1,045
Corporate and Other	1,137		2,540
Consolidated Non-GAAP charges affecting operating income	$4,143		$3,686

Non-GAAP operating income (loss)
Upholstery segment	$34,888	10.9%	$32,253	10.2%
Casegoods segment	2,205	7.5%	3,761	12.0%
Retail segment	8,610	5.8%	7,608	5.4%
Corporate and Other	(11,959)	N/M	(11,436)	N/M
Non-GAAP Consolidated operating income	$33,744	7.5%	$32,186	7.3%

N/M - Not Meaningful

	Six Months Ended
(Amounts in thousands)	10/26/19	% of sales	10/27/18	% of sales
GAAP operating income (loss)
Upholstery segment	$58,347	9.5%	$56,036	9.2%
Casegoods segment	4,802	8.5%	6,841	11.4%
Retail segment	16,889	5.8%	11,021	4.3%
Corporate and Other	(27,015)	N/M	(22,238)	N/M
GAAP Consolidated operating income	$53,023	6.2%	51,660	6.3%

Purchase accounting and supply chain optimization initiative affecting operating income
Upholstery segment	$4,371		$204
Casegoods segment	—		—
Retail segment	315		1,088
Corporate and Other	2,274		2,540
Consolidated Non-GAAP charges affecting operating income	$6,960		$3,832

Non-GAAP operating income (loss)
Upholstery segment	$62,718	10.2%	$56,240	9.2%
Casegoods segment	4,802	8.5%	6,841	11.4%
Retail segment	17,204	5.9%	12,109	4.7%
Corporate and Other	(24,741)	N/M	(19,698)	N/M
Non-GAAP Consolidated operating income	$59,983	7.0%	$55,492	6.7%

N/M - Not Meaningful